Exhibit 3.51

ARTICLES OF INCORPORATION

OF

OGDEN ALLIED FACILITY MANAGEMENT CORPORATION OF IOWA

* * * * *

To the Secretary of State

of the State of Iowa:

We, the undersigned, acting as incorporators of a corporation under the Iowa Business Corporation Act, Chapter 496A, Code of Iowa, adopt the following Articles of Incorporation for such corporation:

I.	The name of the corporation is

OGDEN ALLIED FACILITY MANAGEMENT CORPORATION OF IOWA

II.	The purpose or purposes which it is authorized to pursue are:

The transaction of any or all lawful business for which the corporation may be incorporated under the Iowa Business Corporation Act.

III. The aggregate number of shares which the corporation has authority to issue is one hundred (100) with a par value of One Dollar ($1.00) each.

IV. The address of the initial registered office of the corporation in the County of Polk is 222 Grand Avenue, c/o C T Corporation System, Des Moines, Iowa 50312, and the name of its initial registered agent at such address is C T CORPORATION SYSTEM.

V. The number of directors constituting the initial Board of Directors of the corporation is four (4), and the names and addresses of the persons who are to serve as directors until the first annual meeting of shareholders or until their successors are elected and shall qualify are:

NAME	ADDRESS
R. RICHARD ABLOW	c/o Ogden Alliance Services Corporation 2 Pennsylvania Plaza New York 10121

CONSTANTINE G. CARAS	c/o Ogden Alliance Services Corporation 2 Pennsylvania Plaza New York 10121

ROBERT M. DIGIA	c/o Ogden Alliance Services Corporation 2 Pennsylvania Plaza New York 10121

SALVATORE S. FERRARA	c/o Ogden Corporation 2 Pennsylvania Plaza New York 10121

2

VI. he name and address of each incorporator is:

NAME	ADDRESS
RICHARD A. McGUIRK	1633 Broadway New York, New York 10019

BARRY CHRISTOPHER PAIGE	1633 Broadway New York, New York 10019

JOHN M. MASTANDREA	1633 Broadway New York, New York 10019

Dated: January 13, 1988.

/s/ Richard A. McGuirk
Richard A. McGuirk

/s/ Barry Christopher Paige
Barry Christopher Paige

/s/ John M. Mastandrea
John M. Mastandrea

STATE OF NEW YORK)

SS:

COUNTY OF NEW YORK)

On this 13th day of January, A.D. 1988, before me, TIMOTHY E. CARLSON, personally appeared RICHARD A. McGUIRE, BARRY CHRISTOPHER PAIGE and JOHN M. MASTANDREA, to me known to be the persons named in and who executed the foregoing Articles of Incorporation, and acknowledged that they executed the same as their voluntary act and deed.

/s/ Timothy E. Carlson
Timothy E. Carlson
Notary Public in and for the State of New York.

TIMOTHY E. CARLSON Notary Public State of New York No. 41-4846964 Qualified to Queens County Certificate filed in New York County Commission expires Feb. 23, 1997

3

Articles of Amendment of

the Articles of Incorporation of

Ogden Allied Facility Management Corporation of Iowa

To the Secretary of State of the State of Iowa:

Pursuant to the provisions of the Iowa Business Corporation Act, Section 493B, 1006, the undersigned corporation hereby amends its Articles of Incorporation, and for that purpose, submits the following Statement:

1.	The name of the corporation is Ogden Allied Facility Management Corporation of Iowa

2.	On December 19, 1990 the corporation adopted the following amendment(s) of its Articles of Incorporation:

(Type of attach the complete text of each amendment)

3.	The manner, if not set forth in the amendment, in which any exchange, reclassification, or cancellation of issued shares provided for in the amendment shall be effected, is as follows:

4.	Complete either a or b, whichever is applicable:

(a) ☒ Amendment(s) adopted by shareholder action.

At the date of adoption of the amendment, the number of outstanding shares of each voting group entitled to vote separately on the Amendment, and the vote of such shares was:

Voting Group	Number of Outstanding Shares	Number of Votes Entitled To Be Cast	Number of Votes Represented at the Meeting	Number of Undisputed Shares Voted
				For	Against
Common Stock	100	100	100	100	0

(b) ☐ The amendment(s) (was) (were) duly adopted by the incorporators or board of directors without shareholder approval, as shareholder action is not required.

5.	Unless a delayed date is specified, the effective date of these Articles of Amendment shall be the date of acceptance for filing by the Secretary of State;

Dated December 20, 1990	Ogden Allied Facility Management Corporation of Iowa

	By	/s/ Peter Allen
Peter Allen, Vice President, Secretary
(Print name and title)

ODGDEN ALLIED FACILITY MANAGEMENT CORPORATION OF IOWA

Action by Unanimous Consent in Writing

of the Sole Shareholder in Lieu of Meeting

December 19, 1990

The undersigned, constituting the holder of all the outstanding shares of stock of Ogden Allied Facility Management Corporation of Iowa, an Iowa corporation, by unanimous consent in writing pursuant to the authority of Section 496A.140 of the Iowa Business Corporation Act, without the formality of convening a meeting, does hereby consent to the following action by the Corporation:

RESOLVED, that the Certificate of Incorporation of Ogden Allied Facility Management Corporation of Iowa by amended by changing the First Article thereof so that, as amended, said Article shall be and read as follows:

“The name of the corporation is Ogden Facility Management Corporation of Iowa.”

and it is further

RESOLVED, that the officers of this Corporation and each of them be and they hereby are authorized to execute and deliver all documents and take all actions which in their opinion are necessary or desirable to expand or implement the foregoing resolution.

OGDEN ALLIED ENTERTAINMENT SERVICES, INC.

/s/ Peter Allen
Peter Allen
Senior Vice President, Secretary

ELAINE BAXTER Secretary of State State of Iowa	Statement of Change of Registered Office or Registered Agent or Both

Pursuant to the provisions of the Iowa Business Corporation Act or the Iowa Nonprofit Corporation Act, the corporation submits the following statement to change the registered office or registered agent or both, in Iowa:

1.	The name of the corporation is OGDEN FACILITY MANAGEMENT CORPORATION OF IOWA

2.	The address of the registered office as it currently appears on the records of the secretary of state

2222 Grand Avenue	Des Moines	Iowa	50312
Street	City	State	Zip

3.	The address of the new registered office of the corporation is c/o The Prentice-Hall Corporation System, Inc.

729 Insurance Exchange Building	Des Moines	Iowa	50309
Street	City	State	Zip

4.	The name of the registered agent as it currently appears on the records of the secretary of state C T Corporation System

5.	The name of the new registered agent is The Prentice-Hall Corporation System, Inc.

6.	The address of the registered office and the address of the business office of the registered agent, as changed, will be identical.

7. Signature	/s/ Peter Allen
Type or print name and title Peter Allen, Vice President & Secretary

COMPLETE THIS ITEM ONLY IF REGISTERED AGENT IS CHANGED. The undersigned consents to be appointed registered agent for the corporation named in this statement.

Name of new agent The Prentice-Hall Corporation System, Inc.

Signature By:	/s/ Vicki Schreiber
Vicki Schreiber, Asst. Vice President

The information you provide will be open for public inspection under Iowa Code section 22.11

PLEASE READ INSTRUCTIONS ON REVERSE BEFORE COMPLETING

ARTICLES OF AMENDMENT

OF

OGDEN FACILITY MANAGEMENT CORPORATION OF IOWA

TO THE SECRETARY OF STATE OF THE STATE OF IOWA:

Pursuant to Section 1006 of the Iowa Business Corporation Act, the undersigned corporation adopt the following amendment(s) to the corporation’s Articles of Incorporation.

1.	The name of the corporation is Ogden Facility Management Corporation of Iowa.

2.	The Certificate of incorporation of Ogden Facility Management Corporation of Iowa, be amended by changing the first Article thereof so that, as amended, said Article shall be and read as follows

The name of the corporation is: ARAMARK Facility Management Corporation of Iowa

3.	The date of adoption of the amendment was August 17, 2000.

4.	The amendment was approved by the sole shareholder. The designation, number of outstanding shares, number of votes entitled to be cast by each voting group entitled to vote separately on the amendment, and the number of votes of each voting group indisputably represented at the meeting is as follows:

There are 100 shares of Common Stock outstanding.

ALL of said shares were voted in favor of the amendment.

5.	The Certificate of incorporation shall be further amended by naming a new Registered Agent and Registered Address for service of process:

New Agent Name:	CT Corporation System
New Agent Address:	2222 Grand Avenue Des Moines, Iowa 50312

OGDEN FACILITY MANAGEMENT CORPORATION OF IOWA

By:	/s/ David I. Buckman
David I. Buckman
Assistant Secretary

COMPLETE THIS ITEM ONLY IF REGISTERED AGENT IS CHANGED.

The undersigned consents to be appointed registered agent for the corporation named in this statement.

Name of new agent	C T Corporation System

Signature	/s/ Ann J. Williams
Ann J. Williams Assistant Vice President

The information you provide will be open for public inspection under Iowa Code, section 22.11.

FILED

IOWA

SECRETARY OF STATE

8-18-2000

1:39 PM

CHESTER J. CULVER	LUCAS BUILDING, FIRST FLOOR
IOWA SECRETARY OF STATE	DES MOINES, IOWA 50319

No.: W00315246

490 DP-119636

ARAMARK FACILITY MANAGEMENT CORPORATION

CT CORPORATION SYSTEM

2222 GRAND AVE

DES MOINES, IA 50312

Date: August 5, 2002

CERTIFICATE OF DISSOLUTION

The corporation named above is administratively dissolved pursuant to Iowa Code sections 490.1420(1) and 490.1421, effective as of the date on this certificate. The ground for dissolution is the corporation’s failure to deliver its 2002 Biennial Report to the secretary of state in a form that met the requirements of section 490.1622 within sixty days after the Report was due.

/s/ Chester J. Culver
CHESTER J. CULVER SECRETARY OF STATE